UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 5, 2010 (September 23, 2010)

WAYNE SAVINGS BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23433	31-1557791
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

151 N. Market St., Wooster, Ohio		44691
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(330) 264-5767

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           On October 5, 2010, Wayne Savings Bancshares, Inc. (the “Company”) issued a press release announcing the September 23, 2010 appointment of director Rodney C. Steiger as President and Chief Executive Officer of the Company and of the Company’s wholly-owned subsidiary, Wayne Savings Community Bank, effective January 15, 2011.  Mr. Steiger will replace Phillip E. Becker who is retiring from the Company and the Bank effective January 14, 2011.  A copy of the press release dated October 5, 2010 is attached as Exhibit 99 to this report.  There is no agreement or understanding between Mr. Steiger and the Company and any person pursuant to which Mr. Steiger has been elected President and Chief Executive Officer.  The press release is being furnished to the SEC and shall not be deemed to be “filed” for any purpose.

Mr. Steiger, who is 62 years of age, was a director and the President and Chief Executive Officer of The Orrville Hospital Foundation dba Dunlap Community Hospital from 2005 until his appointment as the Company’s President and Chief Executive Officer.  He has extensive banking experience, most recently as the Chief Executive Officer of The Savings Bank and Trust Company in Orrville, Ohio.

There are no family relationships between Mr. Steiger and any of the Company’s other executive officers or directors.  Mr. Steiger has not been a party to any transaction with the Company in which the amount exceeds $120,000 and in which he had a direct or indirect material interest.

The Company and Mr. Steiger intend to enter into an employment agreement which will provide that Mr. Steiger will serve as the Company’s President and Chief Executive Officer for a term of two years.  The agreement will renew annually for one additional year unless notice to the contrary is given.  The agreement will provide for termination by the Company for cause at any time.  The agreement will also provide for a severance payment of two times Mr. Steiger’s highest annual base salary and bonus under certain circumstances, including termination or resignation of Mr. Steiger following a change in control of the Company.

Item 9.01               Financial Statements and Exhibits

(a)           Not applicable.

(b)           Not applicable.

(c)	Not applicable.

(d)	Exhibits

Exhibit No.               Description

99	Press release, dated October 5, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WAYNE SAVINGS BANCSHARES, INC.

By:	/s/ H. Stewart Fitz Gibbon III
Name:	H. Stewart Fitz Gibbon III
Title:	Executive Vice President,
Chief Financial Officer,
Secretary and Treasurer

Date:  October 5, 2010